Exhibit 99.2
Corporate Presentation May 19, 2025 NYSE American: ARMP

2 This presentation contains “forward-looking” statements that involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to: our estimates regarding anticipated operating losses, capital requirements and needs for additional funds; our ability to raise additional capital when needed and to continue as a going concern; our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials; our clinical development plans, including planned clinical trials; our research and development plans; our ability to select combinations of phages to formulate our product candidates; our development of bacteriophage-based therapies; the potential use of bacteriophages to treat bacterial infections; the potential future of antibiotic resistance; the ability for bacteriophage therapies to disrupt and destroy biofilms and restore sensitivity to antibiotics; the potential for bacteriophage technology being uniquely positioned to address the global threat of antibiotic resistance; our planned development strategy, presenting data to regulatory agencies and defining planned clinical studies; the expected timing of additional clinical trials, including Phase 1b/Phase 2 or registrational clinical trials; our ability to manufacture and secure sufficient quantities of our product candidates for clinical trials; the drug product candidates to be supplied by us for clinical trials; the safety and efficacy of our product candidates; our anticipated regulatory pathways for our product candidates; the activities to be performed by specific parties in connection with clinical trials; our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all; our pursuit of additional indications; the content and timing of submissions to and decisions made by the U.S. Food and Drug Administration (the “FDA”) and other regulatory agencies; our ability to leverage the experience of our management team and to attract and retain management and other key personnel; the capacities and performance of our suppliers, manufacturers, contract research organizations (“CROs”) and other third parties over whom we have limited control; our ability to staff and maintain our Los Angeles production facility under fully compliant current Good Manufacturing Practices (”cGMP”); the actions of our competitors and success of competing drugs or other therapies that are or may become available; our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth; the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets; the benefits of our product candidates; the potential market growth and market and industry trends; maintaining collaborations with third parties including our partnerships with the Cystic Fibrosis Foundation (the “CFF”) and the U.S. Department of Defense (the “DoD”); potential future collaborations with third parties and the potential markets and market opportunities for product candidates; our ability to achieve our vision, including improvements through engineering and success of clinical trials; our ability to meet anticipated milestones in the development and testing of the relevant product; our ability to be a leader in the development of phage-based therapeutics; the expected use of proceeds from the $26.2 million DoD award; the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements; the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing; our expectations regarding future planned expenditures; our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates; our ability to protect our intellectual property, including pending and issued patents; our ability to operate our business without infringing the intellectual property rights of others; our ability to advance our clinical development programs; the effects of ongoing conflicts between Ukraine and Russia and in the Middle East, the recent and potential future bank failures or other geopolitical events; the potential economic and regulatory impacts on the biotechnology, pharmaceutical and drug manufacturing industries; the effects of artificial intelligence on our business and the industry as a whole; and statements of belief and any statement of assumptions underlying any of the items mentioned. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of our lead clinical candidates, AP-PA02 and AP-SA02 (including any modifications thereto) to be more effective than previous candidates; our ability to enhance AP-PA02 to treat both CF and NCFB patients; our ability to develop products as expected; our expected market opportunity for our products; our ability to sufficiently fund our operations as expected, including obtaining additional funding as needed, and to refinance, repay or restructure its debt; and whether Armata will incur unforeseen expenses or liabilities. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, we undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations except as required by law. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents, including the sections therein entitled “Risk Factors,” identify important factors that could cause the actual results to differ materially from those contained in forward-looking statements. In addition, this presentation also contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. These statements are based upon information available to us as of the date of this presentation, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward Looking Statements

3 Armata Highlights A leading developer of high-purity, high titer, pathogen-specific phage therapeutics: • Potential alternative to antibiotics – effective while protecting normal human microbiome • Activity independent of antibiotic resistance, providing critical alternative in setting of increasing MDR worldwide • De-risked modality: worldwide usage (pre-antibiotic era), decades of therapeutic use data ex-US (post-antibiotic era) Three randomized controlled Phase 2 clinical trials completed across two programs: • AP-PA02: Two Phase 2 studies across two chronic Pseudomonas aeruginosa respiratory indications (CF and NCFB) • Positive topline results from Phase 1b/2a trial (“SWARM-Pa”) of inhaled AP-PA02 in patients with CF announced March 2023 • Encouraging topline results from Phase 2 trial (“Tailwind”) of inhaled AP-PA02 in patients with NCFB announced December 2024 • AP-SA02: Phase 1b/2a trial (“diSArm”) for Staphylococcus aureus bacteremia; Positive topline results announced May 2025 • Clinical strategy with “parallel pathways” optimizing for both rapid regulatory approval and large commercial opportunity • Modeling for total addressable market projects peak year sales around $2B for AP-PA02 and AP-SA02 across four lead indications • Products will benefit from durability and pricing advantages of biologics in U.S. market Agile phage product development platform to efficiently develop programs for new or expanded clinical indications State-of-the-art phage-specific drug manufacturing platform provides competitive advantage and partnerships • US-based in-house cGMP excellence which creates competitive advantage for internal pipeline • Proprietary processes create phage drug products with high purity and high potency enabling repetitive intravenous dosing • Highly efficient cGMP manufacturing, paired with in-house Quality Unit, a key driver of lower COGS • Potential for additional revenue source through large-molecule third party manufacturing contracts Seasoned leadership team brings track record and differentiated relationships with partners • Demonstrated operational excellence and delivery across multiple functional areas • Successful track record in capital raises, M&A, and exits • Deep industry and government relationships have led to non-dilutive financing and potential for future support (e.g., U.S. Department of Defense) Harnessing significant advantages of phage-based anti-infectives Diversified pipeline allows multiple shots on goal with compelling market opportunities World-class manufacturing facilities and development capabilities Strong leadership team and key partnerships

4 How Phages Kill Bacteria Key Advantages of Phage Therapy Phages Are a Novel Biologic Anti-Infective with Distinct MOA from Antibiotics and Significant Advantages for the Fight Against AMR PHAGE ADVANTAGES Alternative to broad spectrum antibiotics; Solution to address antibiotic-induced microbial resistance • Reduced antibiotic use slows resistance development • Phage activity independent of antibiotic resistance, including MDR infections Agile development approach • Potential for product modifications as clinical isolate landscape evolves, both during development and after launch Parallel clinical development for chronic and/or acute infections • As alternative to, or synergistic to, current antibiotic SOC Safety benefits and historical data • Species-specific, front-line therapy eliminates microbiome disruption that occurs with traditional antibiotics • Decades of published data of therapeutic use in Eastern Europe

5 State of Phage Development and Approval PHAGE ADVANTAGES The phage field has focused on compassionate use cases and individualized medicine. What is urgently needed are definitive pivotal trials that clearly address: • Role of phage therapy as an alternative or augmentation of antibiotics to prevent or delay resistance • Evidence that phage is non-inferior to standard-of-care antibiotics • Demonstrated safety and efficacy complementary to antibiotics Armata has the capabilities and commitment to advancing phage therapy to market and enabling access of this innovative treatment modality to all patients in need globally 5 State of Phage Development and Approval CRITICAL: Prove Phage Therapy Works

6 Clinical Pipeline: Multiple Shots on Goal Phage Evaluation via Randomized-Controlled Clinical Trials SWARM-P.a. NCT04596319; diSArm NCT05184764; Tailwind NCT05616221 * Department of Defense (DoD) award received through the Medical Technology Enterprise Consortium (MTEC) and managed by the Naval Medical Research Command (NMRC) – Naval Advanced Medical Development (NAMD) with funding from the Defense Health Agency and Joint Warfighter Medical Research Program. CF: cystic fibrosis; NCFB: non-CF bronchiectasis; PJI: prosthetic joint infection DIVERSIFIED PIPELINE Program Product Discovery Preclinical IND-Cleared Phase 2 Partner Pseudomonas aeruginosa Respiratory Infections AP-PA02 Staphylococcus aureus AP-SA02 CF NCFB Bacteremia PJI Unpartnered U.S. DoD* Unpartnered

DIVERSIFIED PIPELINE

Delivered on Value-Inflection Milestones

Positions Both Programs For Pivotal Studies

AP-PA02

- CF Ph1b/2a topline data
- NCFB Ph2 first patient dosed
- NCFB Ph2 enrollment completion (3Q24)
- NCFB Ph2 topline data (4Q24)

Positions AP-PA02 for Pivotal Study

- Chronic, *Pseudomonas aeruginosa* respiratory infections
- Inhaled route of administration

AP-SA02

- SAB progression to Ph2a (2H23)
- SAB Ph2a enrollment completion (2H24)
- SAB Ph 1b/2a topline data (1H25)

Positions AP-SA02 for Pivotal Study

- Acute *Staphylococcus aureus* infections
- Intravenous route of administration

CF: cystic fibrosis; NCFB: non-CF bronchiectasis; SAB: *S. aureus* bacteremia

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DIVERSIFIED PIPELINE

Pipeline Addresses Significant Unmet Need & Market Opportunity Across Multiple Indications

	Chronic treatment			Acute treatment
	PA Non-Cystic Fibrosis Bronchiectasis	PA Cystic Fibrosis	SA Prosthetic Joint Infection	SA Complicated Bacteremia
U.S. prevalence (treatable patients)	**>95,000**	**>15,000**	**>27,000**	**>50,000**
Key unmet needs for Armata assets	• No approved anti-infective standard of care • Reduce need for suppressive antibiotics	• Resistance avoidance • Reduce need for suppressive antibiotics	• Penetration to biofilms • Efficacy against resistant organisms	• Persistent high mortality rates • Therapies synergistic with standard of care
Total U.S. addressable market size	**Commercial models project peak year sales around $2B for AP-PA02 and AP-SA02**			

ARMATA PHARMACEUTICALS

PA: *Pseudomonas aeruginosa*; SA: *Staphylococcus aureus*
Source: Based on Market Research input from GlobalData (Oct 2022), Trinity Life Sciences (November 2024 and May 2025)

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9 Armata has State-of-the-Art Capabilities in Developing and Manufacturing Phage Therapeutics From Bench to Clinic Discovery • Phage libraries • Pathogen libraries • Synthetic biologists with phage engineering expertise • Computational biology team Preclinical Development • Well-equipped BSL2 labs • Highly trained microbiologists • Experienced translational biologists • Formulation capabilities PD & Analytical Sciences • Fully equipped for method development • Strong team of biophysical scientists (chemists, structural biologists, etc.) • Internal alignment with manufacturing for efficient method transfer CMC • State-of-the-art cGMP facilities operating multiple clean rooms • In-house Quality Systems (QA, QC) Clinical Development • Successful filing of INDs and conduct of FIH studies • Execution of mid-stage studies • Expertise in registrational studies and achieving approval (BLAs and INDs) • Operational expertise inside and outside of the US, support of product launch 01 03 02 04 05 WORLD-CLASS CAPABILITIES

10 Recent Achievements Demonstrate Operational Excellence Focus on Pivotal Trial Preparation, Commercialization Aspects WORLD-CLASS CAPABILITIES Perfected engineered host (removal of toxins and prophages) – well positioned for pivotal trial Optimized fermentation and purification leading to increased yields to support commercialization Optimized excipients for extended shelf life of >18 months at 4°C Control of timelines with QC assays and manufacturing all in house; 10,000 sq ft cGMP space including state-of-the-art fill-finish Significantly improved clinical trial efficiencies increasing monthly enrollment by 300%; Completed Phase 2 NCFB and SAB trials Validation of all release assays; High personnel retention with documented expertise

11 Manufacturing Infrastructure Creates Competitive Advantage and Alternate Revenue Streams State-of-the-art cGMP manufacturing facility • 10,000 square foot purpose-built facility in Los Angeles, California • Essential infrastructure for phage production - Two independent production lines with dedicated upstream and downstream cleanrooms - Ability to manufacture multiple products in parallel - Additional independent Flex Suite with potential to act as a third production line - High-throughput semi-automated aseptic filling line - Versatile configurations for final product form (liquid, powder, vials, syringes) - System turn-around time for different drug product: within 24 hours Scalability provides capacity for contract manufacturing as well as in-house programs • Additional revenue stream from contracting additional space - CMC capabilities and infrastructure adaptable to other advanced biologics - Profitable manufacturing agreement(s) anticipated in 2025/2026 • In-house capabilities derisk late-stage trials and allow for efficient commercial scale production with fewer supply chain disruption threats WORLD-CLASS CAPABILITIES

12 Armata has cGMP Capacity to Support Ph3 Trials and Commercialization 10,000 Square Foot Purpose-Built Clean Room Space at U.S. Headquarters WORLD-CLASS CAPABILITIES High-Throughput Semi-Automated Aseptic Filling Line, Integrated Isolator Two independent production lines with dedicated upstream and downstream cleanrooms

13 In-House Quality Control Laboratories In Readiness For End-of-Phase 2 Meetings, Phase 3 Operations WORLD-CLASS CAPABILITIES cGLP QC Lab 1 cGLP QC Lab 2 Analytical testing Environmental monitoring, sample receipt from cGMP manufacturing

Complicated Bacteremia Prosthetic Joint Infection Staphylococcus aureus Program (AP-SA02)

* Data are preliminary and remains subject to further review and quality control; findings are subject to change pending complete data that will be presented in the future S. aureus Bacteremia Phase 1b/2a Trial Topline Data*

AP-SA02 in Combination with Antibiotic has the Potential to Become Early Line Standard of Care in Complicated *Staphylococcus aureus* Bacteremia

The Problem: SAB

- Complicated *Staphylococcus aureus* bacteremia (SAB) is a serious bloodstream infection with **~54,000 annual** U.S.-based hospital episodes
- **Prognosis with complicated SAB is poor**, including long-term hospitalization, increased healthcare resource utilization, and risk of mortality
- Currently there are **limited FDA-approved treatments** for SAB, with clear unmet needs to address antibiotic resistance, reduce relapses, and reduce mortality

The Solution: AP-SA02

- AP-SA02 is an intravenous **bacteriophage cocktail** that targets ***S. aureus*** in complicated SAB and delivers potent antimicrobial activity against approximately **95%** of *S. aureus* clinical isolates
- Bacteriophage advantages include **increased specificity**, mitigation of **antimicrobial resistance** and **activity against drug-resistant isolates**
- **AP-SA02** is **manufactured in the U.S., using Armata's proprietary** processes, which creates a high purity, high potency cocktail enabling repetitive IV administration

Our Opportunity

- **Therefore, AP-SA02 in combination with SOC antibiotics** has generated significant interest from infectious disease specialists, and has the opportunity to become a **standard of care** combination therapy for **complicated SAB** both **first line (early to cure and prevention of relapse) and second line (preventing relapse)**

Directional shares, based on initial input from Trinity Life Sciences Market Research with N=8 US ID Specialists Qualitative interviews (May 2025)

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Bacteremia Phase 1b/2a "diSArm" Study Design

Primary Study Endpoints in Intent-to-Treat (ITT) Population

ITT: All subjects that received BAT and at least one dose of AP-SA02 or Placebo (BAT only)

Phase 1b: Safety and tolerability of multiple intravenous (IV) doses of AP-SA02

Phase 2a: Clinical outcome (responder rate) measured at:

- **Test of Cure (TOC) for AP-SA02:** one week following the end of IV treatment with AP-SA02 (day 12)
- **TOC for BAT:** one week following the end of IV BAT
- **End of Study (EOS)**: four weeks following the end of IV BAT



TOC for AP-SA02:
7 days after end of IV treatment (day 12)
TOC for BAT:
7 days after end of IV BAT (~day 18-60)
EOS:
28 days after end of IV BAT (~day 39-81)
Screening
IV BAT
14-56 days
28 days post IV BAT
AP-SA02
5 days q6h
< 72 hrs of IV BAT prior to start of AP-SA02

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AP-SA02 Administered IV Every 6 Hours for 5 Days is Well Tolerated

Safety Population (N=50)

	Phase 1b Uncomplicated SAB		Phase 2a Complicated SAB	
	AP-SA02 (N=6)	Placebo (N=2)	AP-SA02 (N=29)	Placebo (N=13)
	n (%)	n (%)	n (%)	n (%)
Any adverse events (AEs)	6 (100.0)	2 (100.0)	19 (65.5)	12 (92.3)
Any treatment-emergent AEs (TEAEs) [1]	6 (100.0)	2 (100.0)	17 (58.6)	10 (76.9)
Any study drug related TEAEs[2]	1 (16.7)	0 (0.0)	1 (3.4)	0 (0.0)
Any Best Available Therapy related TEAEs	3 (50.0)	0 (0.0)	4 (13.8)	3 (23.1)
Any serious AEs (SAEs)	5 (83.3)	1 (50.0)	4 (13.8)	3 (23.1)
NCI CTCAE Grade 3/4/5 Aes	5 (83.3)	1 (50.0)	9 (31.0)	9 (69.2)
NCI CTCAE Grade 3/4/5 TEAEs	5 (83.3)	1 (50.0)	8 (27.6)	7 (53.8)
Any TEAEs leading to interruption of study drug	1 (16.7)	0 (0.0)	0 (0.0)	0 (0.0)
Any TEAEs leading to withdrawal of study drug	0 (0.0)	0 (0.0)	0 (0.0)	1 (7.7)
Any TEAEs leading to discontinuation of study	0 (0.0)	0 (0.0)	1 (3.4)	0 (0.0)
Any AEs leading to death[3]	0 (0.0)	0 (0.0)	1 (3.4)[3]	0 (0.0)

1. TEAEs are defined as adverse events (AEs) occurring after the first dose of AP-SA02 through TOC (Day 12) or through EOS for SAEs.
2. Refer to next slide.
3. Subject was blood culture negative for S. aureus by Day 3/5 of AP-SA02 treatment (8 days before death); fatal (unrelated) event of multiple organ failure determined by study PI to be unrelated to both study drug and vancomycin.
NCI CTCAE = National Cancer Institute Common Terminology Criteria for Adverse Events.

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Data are preliminary and remains subject to further review and quality control

19 No Serious AEs Related to AP-SA02 Only 2 Subjects With AEs Possibly Related to AP-SA02 Phase 1b Uncomplicated SAB Phase 2a Complicated SAB System Organ Class AP-SA02 (N=6) Placebo (N=2) AP-SA02 (N=29) Placebo (N=13) Preferred Term* n (%) n (%) n (%) n (%) Any study drug related treatment-emergent adverse events 1 (16.7) 0 (0.0) 1 (3.4) 0 (0.0) Immune system disorders 1 (16.7) 0 (0.0) 0 (0.0) 0 (0.0) Hypersensitivity1 1 (16.7)1 0 (0.0) 0 (0.0) 0 (0.0) Investigations 0 (0.0) 0 (0.0) 1 (3.4) 0 (0.0) Alanine aminotransferase (ALT) increased2 0 (0.0) 0 (0.0) 1 (3.4)2 0 (0.0) Aspartate aminotransferase (AST) increased2 0 (0.0) 0 (0.0) 1 (3.4)2 0 (0.0) *AE reported terms were coded using the Medical Dictionary for Regulatory Activities (MedDRA) Version 24.1 1. Concurrent with Vancomycin and resolved with discontinuation of Vancomycin. 2. Transient transaminitis (mean 386 U/L ALT, 316 U/L AST) began on Day 4, persisted through Day 7, and was returned to normal in next blood draw on Day 12. Data are preliminary and remains subject to further review and quality control

20 BAT alone (n=12) BAT + AP-SA02 (n=24) 0 10 20 30 40 50 60 70 80 90 100 *p = 0.047 AP-SA02 Improved Clinical Outcome in ITT Population at TOC for AP-SA02 (Day 12) Significantly Improved Responder Rate (88%) Assessed by Blinded PI • Improved responder rate in AP-SA02 treated subjects compared to BAT alone at TOC for AP-SA02 (day 12) • Blinded PI: 30 percentage point increase (58-88%) in responder rate in AP-SA02 treated subjects (p = 0.047) • Blinded Adjudication Committee: 25 percentage point increase (58-83%) in responder rate in AP-SA02 treated subjects1 * Chi-squared Test Clinical Outcome At TOC for AP-SA02 (Day 12) Data are preliminary and remains subject to further review and quality control Assessed by Blinded PI Assessed by Blinded CEAC BAT = Best Available Therapy TOC (Test of Cure) for AP-SA02: one week following the end of IV treatment with AP-SA02 (Day 12) 58% 88% 30% 58% 83% 25% Percent Percent BAT alone (n=12) BAT + AP-SA02 (n=24) 0 10 20 30 40 50 60 70 80 90 100 1. One subject (amputee, obese) had back pain through Day 12 with all objective parameters consistent with response; the CEAC (Clinical Efficacy Adjudication Committee) deemed persistent back pain a continued symptom.

21 AP-SA02 Improved Clinical Outcome in ITT Population At All Timepoints 100% Clinical Response in AP-SA02 Treated Subjects at TOC BAT and at EOS Data are preliminary and remains subject to further review and quality control Clinical Outcome at TOC BAT and at EOS • Statistically significant increase in responder rate for AP-SA02 treated subjects • At TOC for BAT and at EOS: • 100% of AP-SA02 treated subjects clinically responded • PI and Adjudication Committee agree • ~25% of placebo (BAT alone) subjects non-responsive due to relapse or treatment failure • Consistent with rate reported in other Phase 3 trials BAT alone (n=8) BAT + AP-SA02 (n=21) BAT alone (n=8) BAT + AP-SA02 (n=21) 0 10 20 30 40 50 60 70 80 90 100 Percent EOS (d 39-81) TOC for BAT (d 18-60) *p = 0.017 *p = 0.017 BAT alone (n=9) BAT + AP-SA02 (n=21) BAT alone (n=8) BAT + AP-SA02 (n=20) 0 10 20 30 40 50 60 70 80 90 100 Percent EOS (d 39-81) TOC for BAT (d 18-60) *p = 0.025 *p = 0.023 Assessed by Blinded PI Assessed by Blinded CEAC 100% 100% 100% 100% 75% 75% 77% 75% 0% 0% 0% 0% 25% 25% 23% 25% * Chi-squared Test TOC = Test of Cure BAT = Best Available Therapy EOS = End of Study CEAC = Clinical Efficacy Adjudication Committee

22 All Subjects With MRSA That Received AP-SA02 Cleared Infection, No Evidence of Relapse AP-SA02 Effective Against Both MRSA and MSSA Clinical Outcome Assessed by Blinded PI MRSA Infected Subjects • 100% of AP-SA02 treated subjects clinically responded regardless of MSSA or MRSA infection • AP-SA02 treated subjects: • Cleared infection by TOC for BAT • No evidence of relapse or treatment failure BAT alone (n=5) BAT + AP-SA02 (n=8) BAT alone (n=4) BAT + AP-SA02 (n=6) BAT alone (n=3) BAT + AP-SA02 (n=5) 0 10 20 30 40 50 60 70 80 90 100 Percent 60% 89% 100% 66% 50% 100% 0% 0% 50% 34% Data are preliminary and remains subject to further review and quality control MRSA Subjects TOC = Test of Cure BAT = Best Available Therapy EOS = End of Study

23 Faster Decline of Key Biomarkers in AP-SA02 Treated Subjects: Supports Clinical Outcome Mean CRP Levels Reached Normal by Day 12; Remains Elevated in Subjects On BAT Alone C-reactive Protein (CRP) • General indicator of Inflammation • Predictor of mortality and complications in bacteremia1 • Similar declines seen in white blood cell and absolute neutrophil counts Data are preliminary and remains subject to further review and quality control S 1 2 3 4 5 7 12 47*68* S 1 2 3 4 5 7 12 49*77* 0 200 400 600 D CRP (mg/L) Normal Concentration CRP Levels Over Time S: screening AP * Average day -SA02 + BAT BAT Alone Day Test of Cure (TOC) for AP-SA02: one week following the end of IV treatment with AP-SA02 (day 12) mean CRP 1. PLoS ONE 11(5): e0155644; Clin Microbiol Infect 2011; 17: 627–632

24 Armata’s Phage-Specific Drug Manufacturing Platform Creates Significant Competitive Advantage, Clinical Differentiators • 10,000 sq ft of U.S. based in-house cGMP excellence creates competitive advantage for internal pipeline • Achieving high purity levels has been a major hurdle for phage drug development • Armata’s proprietary processes deliver industry-leading levels of phage purity creating meaningful clinical differentiators: • Higher dosing • Repetitive intravenous administration • Wider safety margin • Armata utilizes an end-to-end process from fermentation to fill and finish, optimized to maximize product yield, stability, and purity • Bespoke media formulations • Unique engineered manufacturing hosts • Proprietary excipients to improve product stability • Highly efficient cGMP manufacturing, paired with in-house Quality Unit (QC/QA), is a key driver of lower COGS WORLD-CLASS CAPABILITIES

Cystic Fibrosis (CF) Non-CF Bronchiectasis (NCFB) Pseudomonas aeruginosa Program (AP-PA02)

Ph1b/2a SWARM-*P.a.* Study With Inhaled AP-PA02: Completed 1Q23

Outpatient Study in CF Adults with Chronic Pulmonary *Pseudomonas aeruginosa* Infections

Study Design (25 US sites)


Total Enrolled
n=32
SAD Cohort 1
Active n=3
Placebo n=1
1E10 Total phage/dose
Safety Review
SAD Cohort 2
Active n=3
Placebo n=1
3E10 Total phage/dose
Safety Review
MAD Cohort 3
Active n=3
Placebo n=1
5.75E10 Total phage/dose bid x 5 days
Safety Review
MAD Cohort 4
Active n=15
Placebo n=5
1.5E11 Total phage/dose bid x 10 days

Study Objectives

Part 1: Single Ascending Dose (SAD) Evaluation

Primary:

Evaluate the safety and tolerability of a single dose of AP-PA02 administered via inhalation.

Exploratory:

Examine phage distribution and clearance, evidence of clinical efficacy, and the impact of phage therapy on the bacterial target after a single dose of AP-PA02 administered via inhalation.

Part 2: Multiple Ascending Dose (MAD) Evaluation

Primary:

Evaluate the safety and tolerability of multiple doses of AP-PA02 administered via inhalation.

Secondary:

Explore *P. aeruginosa* recovery in sputum following multiple doses of AP PA02 administered via inhalation.

Exploratory:

Examine phage distribution and clearance, evidence of clinical efficacy, and the impact of phage therapy on the bacterial target following multiple doses of AP-PA02 administered via inhalation.

Key Inclusion Criteria

$\geq 10^4$ CFU of *Pa* per gram of induced sputum at Screening

Pa isolates sensitive to AP-PA02, based on Screening sputum morphotypes

For SAD: FEV1 ≥ 60% of predicted normal

For MAD: FEV1 ≥ 40% of predicted normal

Stable lung function: FEV1 at the Baseline Visit has not decreased by more than 5% compared to the FEV1 at Screening

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Learnings for SWARM-*P.a.* Ph1b/2a CF Study

AP-PA02 Well-Tolerated with Consistent Exposures by Dose

Learnings

Safety and Tolerability for up to 10 days bid dosing

- No dose-limiting toxicity
- No AEs >Grade 1 attributed to study drug: Grade 1 AEs appear to be intermittent with quick recovery

Distribution and Clearance

- Very low to undetectable systemic exposure after inhalation; no phage detected in urine
- Initial assessment of clearance supports q12H dosing

Pharmacodynamics (Target Engagement)

- Single dose insufficient for CFU reduction
- **CFU reduction in highest-dosed subjects with higher trough levels (sustained exposure)**
- **Trough level and schedule are key**

NCFB Phase 2 Tail*wind* study evaluates optimized dose and schedule

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* Data are preliminary and remains subject to further review and quality control; findings are subject to change pending complete data that will be presented in the future NCFB Phase 2 Trial Topline Data*

29 NCFB Phase 2 Tailwind Study: Completed 3Q24 Evaluated AP-PA02 as Monotherapy and in Combination with Inhaled Antibiotics AP-PA02 nebulized q12h x 10 days Subjects dosed at home Started with highest dose from CF study (increased dose 2X after lead in) Evaluated AP-PA02 exposures in correlation with bacterial load reduction and durability 48 subjects dosed across 23 U.S. sites

30 -4 -2 0 2 4 py ΔCFU (log10) 0.2500 Treated Placebo -3 -2 -1 0 1 2 3 ΔCFU (log10) 0.3048 Treated Placebo Cohort A Cohort B Subjects Treated with Highest Dose vs. Placebo* Highest Dose = 3E11 PFU N=18 N=12 N=5 N=3 ǂ not analyzed: N=5 received 1.5E11 dose; N=2 received <80% of doses; N=3 did not have a day 17 sample No significance due to small sample size P=0.30 P=0.25 * Non-parametric, unpaired t test; mean with 95% confidence intervals. Data are preliminary and remains subject to further review and quality control Efficacy Analysis Per SAP (10/48 Subjects Excluded From Analysis) Resulting in Significant Decrease in Power to See Changes; Therefore, Also Ran ITT Analysis Endpoint: Change in CFU at Day 17 Compared to Baseline

31 POST HOC P. aeruginosa Efficacy Data ITT Population Analysis - All 48 Subjects * Non-parametric, unpaired t-Test ** Paired t-Test Significant difference in the treated group between baseline and Days 10, 11, 17, and 24 but not at any timepoint in placebo Change in Pa density from Baseline: Treated vs. Placebo* Pa density (baseline vs. each day within each group)** Treated (p-value) Placebo (p-value) Baseline vs Day 5 0.8 0.38 Day 10 0.03 0.76 Day 11 0.01 >0.99 Day 17 0.003 0.5 Day 24 0.02 0.43 Day 38 0.15 >0.99 5 10 11 17 24 38 5 10 11 17 24 38 -6 -5 -4 -3 -2 -1 0 1 2 3 4 Day ΔCFU (log10) AP-PA02 Placebo d17: P=0.05 d24: P=0.015 N=33 N=15 Data are preliminary and remains subject to further review and quality control

32 POST HOC ITT Independent Cohort Analysis – Includes All Subjects That Received Any Phage or Placebo AP-PA02 Alone is as Effective as AP-PA02 Plus Antibiotics • Small sample size of Cohort B limits meaningful comparison of AP-PA02 alone vs. combination of AP-PA02 with antibiotics N=23 N=15 N=10 * Non-parametric, unpaired t test AP-PA02 Treated (Cohort A or B; All Treated vs. All Placebo)* 10 11 17 24 38 10 11 17 24 38 10 11 17 24 38 -6 -5 -4 -3 -2 -1 0 1 2 3 4 Day ΔCFU (log10) Cohort A Placebo Cohort B P=0.97 P=0.09 P=0.16 P=0.16 P=0.07 P=0.02* P=0.09 P=0.06 P=0.44 P=0.66 Data are preliminary and remains subject to further review and quality control

Corporate Summary

34 Leadership and Board of Directors Diverse Public Company Drug Development Expertise Deborah Birx, MD CEO Arwa Shurrab Regulatory Strategy and Operations Management Board of Directors Jules Haimovitz Robin Kramer, Chair Todd Peterson, PhD Deborah Birx, MD Odysseas Kostas, MD Joseph Patti, PhD Sarah Schlesinger, MD Peter Hubbard, MBA VP, Operations Bhaumik Patel Quality Assurance David House SVP, Finance LEADERSHIP AND PARTNERS Pierre Kyme, PhD CBO

LEADERSHIP AND PARTNERS

Strong Relationships with Partners with Demonstrated Interest in Supporting Development of Phage Therapy

Underscores Credibility of Armata's Clinical Programs

Armata Partnerships

CYSTIC FIBROSIS FOUNDATION

$5M Therapeutics Development Award
- Support Ph1b/2a SWARM-*P.a.* study
- All milestones achieved

$3M equity investment (4Q21)

$26.2M OTA with DoD through MTEC*
- $4.65M received in April 2025
- Funding from DHA and JWMRP
- Support Ph1b/2a diSArm study

Future Funding Options

- Foundation Support: CFF
- Government Support: DoD, BARDA, ARPA-H
- Strategic long-term equity investment
- Pharma partnerships; clinical programs de-risked
- Consider additional licensure agreements that attract not-for-profit support & financing

* Other Transaction Award (OTA) from U.S. Department of Defense (DoD) received through the Medical Technology Enterprise Consortium (MTEC) and managed by the Naval Medical Research Command (NMRC) – Naval Advanced Medical Development (NAMD) with funding from the Defense Health Agency (DHA) and Joint Warfighter Medical Research Program (JWMRP).

BARDA: Biomedical Advanced Research and Development Authority; ARPA-H: Advanced Research Projects Agency for Health

ARMATA PHARMACEUTICALS
35

36 Funding and Capitalization Cash Position • $11.7 million in unrestricted cash and cash equivalents at March 31, 2025* Financing History • Q1 2020: $25M private placement of common stock and warrants with Innoviva, Inc. • Q1 2021: $20M private placement of common stock and warrants with Innoviva Strategic Opportunities LLC (a subsidiary of Innoviva Inc.) • Q3 2021: $7M private placement of common stock with two investors ― Cystic Fibrosis Foundation ($3M) and Innoviva Strategic Opportunities LLC ($4M) • Q1 2022: $45M private placement of common stock and warrants with Innoviva Strategic Opportunities • 4 credit and security agreements with Innoviva Strategic Opportunities: ― Collateralized by all assets of Armata and its subsidiaries ― Maturity Date: March 12, 2026 January 2023: $30M; mandatory conversion into Armata common stock upon completion of a qualified equity financing July 2023: $25M March 2024: $35M March 2025: $10M Capitalization • 36.2 million common shares outstanding at May 8, 2025* *unaudited and subject to change

37 Strong Global IP Position Through Pending and Issued Patents 14 Patent Families, Long-Life Patents, Patents Granted in all Major Jurisdictions Expiration dates through 2045 with additional competitive moat due to manufacturing complexity and extensive proprietary process development knowledge Jurisdiction Issued Pending U.S. 13 10 R.O.W. 75 57 Armata’s patents and applications cover: • Therapeutic phage cocktails (Staphylococcus and Pseudomonas) and uses thereof • Synthetic phage and methods of manufacture thereof • Beneficial effects of phage treatment • Phage combinations • Genetic sequence variations • Sequential use of phages in combination with antibiotics • Methods to reduce antibiotic resistance • Methods to treat bacterial biofilms • Methods to design therapeutic combination panels of phage • Disinfection methods using phages • Phage mutants having increased bacterial host spectra • Treatment and prevention of bacteria-associated cancers • Phages with quorum sensing-quenching activity

38 Grateful to the patients, clinical research team and site investigators that make this work possible, and to our funders We are privileged to work across the United States and Australia in nearly 75 sites for the three Phase 2 trials We are effective due to top-notch employees that work at Armata every day to ensure optimized engineered host/phage combinations to reliably produce highly purified phages at high titers meeting quality testing requirements and demonstrating biologic relevance We are grateful to the patient volunteers that understand the need for carefully controlled clinical trials to demonstrate the potential of new investigational drugs

www.armtapharma.com